UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 8, 2024

Airspan Networks Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39679	85-2642786
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Yamato Road, Suite 310, Boca Raton, FL 33431
(Address of Principal Executive Offices) (Zip Code)

(561) 893-8670
(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MIMO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously announced, on March 31, 2024, Airspan Networks Holdings Inc. (the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Debtors continue to operate their business and manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. Additional information about the Chapter 11 Cases, including access to Bankruptcy Court documents, is available online at https://dm.epiq11.com/case/airspan. The information on this website is not incorporated by reference into, and does not constitute part of, this Form 8-K.

In connection with the Chapter 11 Cases, the Debtors entered into a Senior Secured Superpriority Debtor-in-Possession Term Loan Credit Agreement, dated April 8, 2024 (the “DIP Credit Agreement”), with DBFIP ANI LLC, as administrative and collateral agent (the “Administrative Agent”), and the lenders from time to time party thereto (collectively, the “DIP Lenders”), and a Security Agreement, dated April 8, 2024 (the “DIP Security Agreement”), with DBFIP ANI LLC, as collateral agent. The DIP Lenders are also (i) holders or affiliates, partners or investors of holders under the Company’s senior secured convertible notes sold pursuant to the Senior Secured Convertible Note Purchase and Guarantee Agreement, dated as of July 30, 2021 (as amended, restated, amended and restated, supplemented, modified or replaced, extended or refinanced from time to time), by and among the Company, certain of its subsidiaries as guarantors, the purchasers party thereto and DBFIP ANI LLC, as collateral agent and administrative agent, and (ii) lenders pursuant to the Sixth Amended and Restated Credit Agreement, dated as of March 7, 2024 (as amended, restated, amended and restated, supplemented, modified or replaced, extended or refinanced from time to time) (the “Prepetition Credit Agreement”), by and among Airspan Networks Inc., the Company, certain subsidiaries of the Company, the lenders party thereto and DBFIP ANI LLC, as collateral agent and administrative agent.

Under the DIP Credit Agreement, the DIP Lenders provide term loans to the Borrowers in an original principal amount of $53,848,837, plus certain fees as described below. The DIP Lenders made new financing commitments to the Company under a new money delayed draw term loan facility (the “New Money DIP Facility”) in an aggregate principal amount of up to $16,500,000. Under the New Money DIP Facility, $7,500,000 has been funded, and $9,000,000 is available as a delayed draw term loan. The DIP Credit Agreement also provides for a credit facility pursuant to which $37,348,837 of outstanding indebtedness under Prepetition Credit Agreement was automatically deemed substituted and exchanged for, and converted, into (such conversion, the “Roll Up”) debtor-in-possession term loans (the “Roll Up Loans”) (such credit facility, together with the New Money DIP Facility, the “DIP Facility”) on a cashless dollar-for-dollar basis, in each case, in accordance with and subject to the terms and conditions in the DIP Credit Agreement.

The DIP Credit Agreement is secured by substantially all of the assets of the Debtors under the DIP Security Agreement. Borrowings and the DIP Facility will bear interest at either (i) the Base Rate (as defined in the DIP Credit Agreement) plus 10.00% per annum, or (ii) the Adjusted Term SOFR (as defined in the DIP Credit Agreement) plus 11.00% per annum. Interest on the DIP Facility is payable in-kind.

The Debtors agreed, subject to Bankruptcy Court approval, to pay certain fees, in connection with the DIP Facility, including (i) an administration fee in an amount equal to $50,000 per annum, payable-in-kind, (ii) a 3% Commitment Premium (as defined in the DIP Credit Agreement), payable in-kind, and (iii) a 3% Exit Premium (as defined in the DIP Credit Agreement), earned upon the repayment or maturity of all or a portion of the DIP Facility, and payable on the repaid or maturing amounts.

The DIP Credit Agreement includes milestones, representations and warranties, covenants applicable to the Debtors, and events of default. If an event of default under the DIP Credit Agreement occurs, the Administrative Agent may, among other things, permanently reduce any remaining commitments and declare the outstanding obligations under the DIP Credit Agreement to be immediately due and payable.

The DIP Credit Agreement has a stated maturity date of October 8, 2024 (the “Stated Maturity Date”). The DIP Credit Agreement will also terminate and all obligations thereunder will become due on the date that is the earliest of the following (i) the Stated Maturity Date, (ii) the consummation of any plan of reorganization under the Chapter 11 Cases, (iii) the consummation of a sale or other disposition of all or substantially all assets of the Debtors, taken as a whole, under section 363 of the Bankruptcy Code and (iv) the date of acceleration following the occurrence of an Event of Default (as defined in the DIP Credit Agreement).

The foregoing descriptions of the DIP Credit Agreement and the DIP Security Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of these documents, which are filed as Exhibits 10.1 and 10.2, respectively, hereto and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information regarding the DIP Credit Agreement (as defined above) set forth in Item 1.03 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Senior Secured Superpriority Debtor-In-Possession Term Loan Credit Agreement, among Airspan Networks Inc., Airspan Networks Holdings Inc., DBFIP ANI LLC and the other parties thereto, dated April 8, 2024
10.2	Security Agreement, among Airspan Networks Inc., Airspan Networks Holdings Inc., DBFIP ANI LLC and the other parties thereto, dated April 8, 2024
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 12, 2024	Airspan Networks Holdings Inc.

	By:	/s/ David Brant
	Name:	David Brant
	Title:	Senior Vice President, Chief Financial Officer, Treasurer and Secretary

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